Exhibit 10.12

                              EMPLOYMENT AGREEMENT

     Employment   Agreement  (the   "Agreement"),   dated  to  be  effective  as
hereinafter provided, by and between Pentegra Dental Group, Inc., a Delaware corporation (the "Company"), and Glenn J. Bonagura ("Employee").

     In consideration of the mutual premises and conditions contained herein, the parties hereto agree as follows:

     SECTION 1. EMPLOYMENT. The Company hereby agrees to employ Employee, and Employee hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

     SECTION 2. DUTIES. Employee is employed in accordance with the terms and conditions of this Agreement. Employee will have the duties associated with the title and position of Sr. Vice President - Sales and Marketing, with such other duties or titles as determined necessary or appropriate from time to time by the Company's President. Employee agrees to devote his full time and best efforts to the performance of his duties to Employer. Employee will not seek or obtain employment with or by any other employer while this Agreement remains in effect, provided however that Employee may seek employment during the ninety (90) day period prior to the expiration of the Term or any renewal thereof. All of the Employee's powers and authorities shall be subject to the direction and control of the Company's President.

     SECTION 3. TERM. Unless earlier terminated as provided for herein, the term of this Agreement shall be the one (1) year period beginning on July 16, 2000 (the "Commencement Date") and ending on the first annual anniversary of the Commencement Date (the "Term").

     SECTION 4. COMPENSATION AND BENEFITS. In consideration for the services of the Employee hereunder, the Company will compensate Employee as follows:

     (a) During the Term of this Agreement and until terminated, Employee shall receive monthly compensation equal to the greater of: (i) Fourteen Thousand Five Hundred Eighty Three and 33/100 Dollars ($14,583.33) (the "Base Salary")per month, or (ii) such amount as determined by the President in writing. Employee's Base Salary shall be paid in accordance with Company's standard policy regarding payment of compensation to employees but no less frequently than monthly.

     (b) Beginning with the Commencement Date, Employee shall be eligible to receive a cash bonus of up to One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Bonus"). One half (1/2) of the Employee's Bonus will not be based upon any performance criteria and will be paid in two installments, the first installment on the six (6) month anniversary of the Commencement Date and the second installment on the annual anniversary of the Commencement Date. The other one half (1/2) of the Employee's Bonus will be conditioned upon certain annual targets and performance criteria established from time to time by the Company's President.

     (c) Employee shall be allowed to participate in, and be entitled to benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, those available to employees of a like position. Specifically Company will be responsible for payment of the total premium costs associated with the Employee's medical and dental insurance, (not including deductibles and/or co-payments) covering the Employee and the Employee's spouse and

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          children.  The effective date of medical and dental insurance coverage shall be the first (1st) of the month following the Commencement Date. Employee will be entitled to compensated absences in accordance with the Company's policies and procedures which are available to employees of a like position. Specifically Employee shall be entitled to (15) days of vacation and fourteen (14) days of other compensated absences, (like sick leave and personal day benefits), with the accrual and credit of such compensated absences always in accordance with the Company's policies and procedures as determined from time to time by the Company's President.

     SECTION 5. EXPENSES. It is acknowledged by the parties that Employee, in connection with the services to be performed by Employee pursuant to the terms of this Agreement, may be required to make payments for travel, entertainment of business associates, mobile telephone and similar expenses (the "Out of Pocket Expenses"). The Company will reimburse Employee for all reasonable Out of Pocket Expenses incurred by Employee in the performance of Employee's duties. Employee will comply with such budget limitations and approval and reporting requirements with respect to any Out of Pocket Expenses as the Company may establish from time to time. In addition to reimbursement of Out of Pocket Expenses, the Company will provide to Employee an auto allowance for use of Employee's automobile in an amount equal to six hundred and 00/100 dollars ($600.00) per month.

     SECTION 6. TERMINATION BY COMPANY FOR CAUSE. The Company may terminate this Agreement for cause if Employee: (a) willfully fails to perform his duties with the Company or materially breaches any provision of this Agreement (other than any such failure resulting from incapacity due to physical or mental illness);
(b) willfully engages in misconduct which is injurious to the Company; or, (c) is convicted of a felony or charged with a crime involving, theft, fraud, dishonesty or moral turpitude which the President reasonably believes will result in injury to the Company or which would disqualify employee for coverage by the Company's surety bond. The Company will provide notice of termination in writing (or provided orally confirmed in writing within fourteen (14) days), specifying the reasons for termination as well as the date upon which the termination is to become effective (the "Termination Date"). In the event of the termination of this Agreement pursuant to this Section, then Employee will not be entitled to any Bonus, Severance or any other consideration, except for any portion of the Base Salary accrued but unpaid from the last monthly payment date to the Termination Date, together with any Out of Pocket Expenses incurred but unpaid prior to the Termination Date.

     SECTION 7. TERMINATION OTHER THAN FOR CAUSE. This Agreement shall terminate upon the happening of any of the following events: (a) death of Employee (with the "Termination Date" being Employee's date of death); (b) the physical or mental disability of Employee which prevents a return to the performance of his duties for a period of ninety (90) days (with the "Termination Date" being the date that Employee is determined to be disabled; or, (c) Employee gives notice of his intention to terminate this Agreement either in writing, (or orally and then confirmed in writing within three (3) days of the date of such oral notice), specifying the reasons for termination as well as the date upon which the termination is to become effective (the "Termination Date"); or, (d) the Company gives notice of its intention to terminate this Agreement either in writing, (or orally and then confirmed in writing within three (3) days of the date of such oral notice), specifying the reasons for termination as well as the date upon which the termination is to become effective (the "Termination Date"). In the event of the termination of this Agreement, the Company will pay Employee the portion of his Base Salary accrued but unpaid from the last monthly payment date to the Termination Date, and any Out of Pocket Expenses incurred in the performance of his duties hereunder prior to the Termination Date, but shall not be responsible for the payment of any accrued but unpaid Bonus. In the event of the termination of this Agreement by the Company pursuant to Subsection (d) of this Section (termination without cause by Company), and only in that event, then the Company will additionally pay Employee, as Employee's sole and exclusive remedy in connection with such termination, liquidated damages in the

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form of  severance  pay (the  "Severance  Pay") as  follows:  (a) if before  the expiration of the six (6) months from the Commencement date, then an amount equal to Employee's monthly base salary in effect on the Termination Date multiplied by three (3) months; or (b) if after the expiration of six (6) months from the Commencement date, then an amount equal to Employee's monthly base salary in effect on the Termination Date multiplied by six (6) months. Additionally and notwithstanding the foregoing, if the acquisition between the Company and Dexpo.com, Inc. ("Dexpo") does not close with the Company and Dexpo terminating their Letter of Understanding, then either Company or Employee may terminate this Agreement and the Company will pay Employee the portion of his Base Salary accrued but unpaid from the last monthly payment date to the Termination Date, and any Out of Pocket Expenses incurred in the performance of his duties hereunder prior to the Termination Date, but shall not be responsible for the payment of any accrued but unpaid Bonus. The Company will be entitled to offset or mitigate the amount due under this subsection by any amounts due to the Company from the Employee.

     SECTION 8. STOCK OPTIONS. Employee will receive the right to purchase 100,000 shares of Pentegra's common stock (the "Stock Options"), with an exercise price of $1.00 per share. Company will provide an Employee Stock Option Agreement and Incentive Stock Option Agreement contemporaneously with the execution of this Agreement. The effect of the termination of the Employee's employment on such options shall be determined by the terms of the option plan under which the options are issued and the option agreement related to such options. Specifically however the Stock Option Agreement will contain a provision which provides vesting of ten percent (10%) of the options each six
(6) month period beginning with the Commencement Date. One half of the total options will be issued as "non-qualified stock options" and one half as "employee incentive stock options." The stock option agreement of Employee shall provide that Employee upon termination of this Agreement shall retain those options which are vested and shall have ninety (90) days to exercise those vested options or such option shall expire.

     SECTION 9. REPRESENTATIONS AND COVENANTS.

     (a) COVENANT NOT TO SOLICIT: Employee covenants, warrants and represents that during the Term of this Agreement and for the one (1) year period beginning with the Termination Date, that Employee (either personally, or through any individual, association, partnership, corporation or other entity) shall not: (i) solicit, induce or attempt to induce directly or indirectly any dental practice affiliated with the Company (a "Practice) for the purpose of having that Practice cease or alter its relationship with the Company; (ii) solicit, induce or attempt to induce directly or indirectly any employee of the Company or any employee of a Practice for the purpose of having that employee cease their employment with the Company or a Practice.

     (b) COVENANT NOT-TO-COMPETE. Employee covenants, warrants and represents that during the Term of this Agreement and for the two (2) year period beginning with the Termination Date, that Employee (either personally, or through any individual, association, partnership, corporation or other entity) shall not: (i) engage directly or indirectly in any business activities which relate to the acquisition or management of dental practices (the "Designated Industry"); (ii) divert to any competitor of the Company in the Designated Industry any potential dentist affiliate or potential employee of the Company; or, (iii) accept employment by any company which is a competitor of the Company in the Designated Industry. The parties hereto acknowledge that Employee's non-competition obligations hereunder will not preclude Employee from owning less than 5% of the common stock of any publicly traded corporation conducting business activities in the Designated Industry. Employee will continue to be bound by the provisions of this Section until their expiration and will not be entitled to any compensation from the Company with respect thereto. If at any time the

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          provisions   of  this  Section  are   determined   to  be  invalid  or
          unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section will be considered divisible and will become and be immediately amended to only such area, duration and scope of activity as will be determined to be
          reasonable  and   enforceable  by  the  court  or  other  body  having
          jurisdiction over the matter. Employee agrees that the restrictions, time period and geographic scope contained in these restrictions are reasonable, valid and binding. Employee acknowledges and recognizes that enforcement of these convents will not interfere with his ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and goodwill of the Company.

     (c)  COVENANT  OF  CONFIDENTIALITY.  Employee  recognizes  the  proprietary interest of any confidential and proprietary information of the Company (or its successor, assigns and affiliated dental practices) (together the "Employer Group"). The term " Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of the Employer, including, without limitation, information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Company by its employees, officers, directors, agents, representatives, or consultants. Employee acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by him during the Term shall be the property of the Company. Employee further acknowledges and understands that his disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to the Company. Employee acknowledges and agrees that the Company is entitled to prevent the disclosure of Confidential and Proprietary Information. Employee agrees at all times during the Term and thereafter to hold in strictest confidence and not to disclose to any person any Confidential and Proprietary Information, other than in the course of performing his duties hereunder and with the consent of Company, which consent shall not unreasonably be withheld, in accordance with Company's policies and regulations, as established from time to time, for the protection of Company's Confidential and Proprietary Information. The term "Confidential and Proprietary Information" does not include, and there shall be no obligation hereunder with respect to (i) information that is obvious, or that may readily be determined by any person reasonably knowledgeable in the industry in which Company operates by diligent review and examination of public sources, or that becomes generally available to the public other than as a result of a disclosure by Employee or any agent or other representative thereof, and (ii) office practices and procedures applicable to Company's business. Employee shall not have any obligation hereunder to keep confidential any Confidential and
          Proprietary Information to the extent disclosure of any thereof is required by law, or determined in good faith by Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, Employee shall provide Company with reasonable notice of such requirement so that Company may seek an appropriate protective order. Upon termination of employment, all tangible evidence of such confidential or proprietary information in the possession of Employee shall be returned to Company, and Employee shall not make or retain any copies or excerpts thereof except that Employee may retain copies of all materials that may be of a personal nature to Employee.

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     (d)  PROHIBITION ON DISPARAGING REMARKS.  Employee covenants,  warrants and represents that Employee shall not make disparaging, negative or other similar remarks concerning the Company to any third party, except to the extent that Employee; (i) is required to make such remarks by applicable law or regulation or judicial or regulatory process or (ii) makes such remarks in or in connection with any pending or threatened litigation or other legal proceeding. Employee agrees that, in addition to monetary damages, the Company shall have the right to prevent any breach of this provision by means of injunctive relief.

     (e) REFORMATION AND SURVIVAL. In the event that any one or more of provisions contained in this Section shall, for any reason, be held to be too broad as to duration, geographical scope, activity or subject, such provision shall be construed as limiting and reducing it as determined by a court of competent jurisdiction and shall be enforceable to the extent compatible with applicable law. Notwithstanding anything to the contrary in this Agreement, the covenants, warranties and representations of Employee contained in this Section, and the obligations arising therefrom, shall survive the termination of this Agreement and the Employee's employment under this Agreement regardless of the reason for termination. The covenants, warranties and representations contained in this Section are hereby deemed to be independent of any other provision of this Agreement, and the existence of any claim or cause of action by against , whether predicated on this Agreement or otherwise, shall not constitute a defense to these representations, covenants and warranties.

     SECTION 10. GENERAL.

          (a) NOTICES. All notices and other communications hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with this Section 10(a):

     TO THE COMPANY AT:

     Pentegra Dental Group, Inc.
     2999 N. 44th Street, Suite 650
     Phoenix, Arizona 85018
     Fax (602) 952-0544
     Attn: CHIEF EXECUTIVE OFFICER

     TO EMPLOYEE AT:

     --------------------------
     --------------------------
     --------------------------
     --------------------------

          (b) WITHHOLDING AND OFFSET. All payments required to be made by the Company under this Agreement to Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law or governmental regulation or ruling ("Payroll Taxes") and all other normal employee deductions made with respect to Company's employees generally. Any payments or compensation arising under this Agreement will be subject to offset or reduction by any amount Employee may owe to the Company.

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          (c)  SEVERABILITY.  If any  provision of this  Agreement is held to be illegal, invalid or unenforceable, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          (d) WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder will impair such right, power or privilege, nor will any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

          (e)   COUNTERPARTS.   This  Agreement  may  be  executed  in  multiple
     counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

          (f) CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

          (g) REFERENCE TO AGREEMENT. Use of the words "herein," "hereof," "hereto" and the like in this Agreement refer to this Agreement only as a whole and not to any particular subsection or provision of this Agreement, unless otherwise noted.

          (h) BINDING AGREEMENT. This Agreement will be binding upon and inure to the benefit of the parties and will be enforceable by the personal representatives and heirs of Employee and the successors of the Company. If Employee dies while any amounts would still be payable to him hereunder, such amounts will be paid to Employee's estate. This Agreement is not otherwise assignable by Employee.

          (i) ENTIRE AGREEMENT. Except as provided in the benefit plans and programs referenced herein, this Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by each of the parties hereto.

          (j) GOVERNING LAW. This Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of Arizona, without regard to its choice of law principles. Any modification of this Agreement shall be effective only if it is in writing and signed by the Parties hereto.

          (k) ATTORNEY'S FEES. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted. If either party commences legal action or arbitration to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs, including travel, lodging and meals for itself, counsel and witnesses, actual witness fees paid and legal fees actually paid, including costs of associating local counsel with regular counsel, if actually paid.

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     SECTION 11. DISPUTE RESOLUTION.

          (a) MEDIATION. If any dispute arises between the parties which arises out of or relates to this contract, or the breach thereof, and if such dispute cannot be settled by negotiation between the parties, the parties agree first to try to settle the dispute by mediation to be conducted by one mediator as the parties may agree pursuant to the Commercial Mediation Rules of the American Arbitration Association. If the parties are unable to agree upon a mediator, the American Arbitration Association will select a mediator pursuant to its Commercial Mediation Rules. Once a mediator is appointed, he/she will be required to conclude mediation efforts within forty-five (45) days of appointment.

          (b) BINDING ARBITRATION. In the event that Mediation fails to resolve such dispute, then the Parties agree that such dispute arising from this Agreement, or the breach thereof, shall be settled exclusively by binding arbitration in Phoenix, Arizona, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in, and enforced by, any court having jurisdiction thereof.

     EXECUTED by the undersigned parties as indicated below to be effective as indicated above.

                                        EMPLOYER:
                                        PENTEGRA DENTAL GROUP, INC.


                                        By: /s/ James Powers
                                            ------------------------------------
                                            James M. Powers, Jr.,
                                            President

                                        Date: June 30, 2000
                                              ----------------------------------


                                        EMPLOYEE:
                                        Glenn J. Bonagura


                                        /s/ Glenn J. Bonagura
                                        ----------------------------------------
                                        Glenn J. Bonagura

                                        Date: June 30, 2000
                                              ----------------------------------

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